EXHIBIT 23.5





                               CONSENT OF COUNSEL


We consent to the reference to this firm under the caption "U.K. Tax Considerations" in the Prospectus, which is a part of this Registration Statement.

MANCHES & CO.

London, United Kingdom
August 9, 2001